UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant                  [X]

Filed by a Party other than the Registrant                  [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission
[X]	Definitive Proxy Statement		Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to
§240.14a-12

Bank of Granite Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Bank of Granite
CORPORATION

23 NORTH MAIN STREET
GRANITE FALLS, NORTH CAROLINA 28630
(704) 496-2000

Notice of Annual Meeting of Shareholders - April 26, 2004

TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of Bank of Granite Corporation will be held on Monday, April 26, 2004 at 10:30 a.m. local time. The meeting will be held at Holiday Inn - Select, 1385 Lenoir Rhyne Boulevard, S.E. (at Interstate 40, Exit #125), Hickory, North Carolina for the following purposes:

1.	To consider the election of eight persons named as directors/nominees in the Proxy Statement dated March 19, 2004, which accompanies the Notice;

2.	To consider the ratification of the selection of Deloitte & Touche LLP as Bank of Granite Corporation’s independent Certified Public Accountants for the fiscal year ending December 31, 2004; and

3.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 8, 2004 are entitled to receive notice of, and to vote at, this meeting.

Bank of Granite Corporation’s 2004 Annual Shareholders Meeting proxy Ballot, Proxy Statement and its 2003 Annual Report are enclosed with this Notice.

YOUR VOTE AND PROMPT RESPONSE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY OF COURSE, WITHDRAW YOUR PROXY AND VOTE IN PERSON. YOUR PROMPT RESPONSE WILL SAVE YOUR COMPANY THE EXPENSES AND EXTRA WORK OF ADDITIONAL SOLICITATION.

By order of the Board of Directors
Bank of Granite Corporation

/s/ John A. Forlines, Jr.
Granite Falls, North Carolina	JOHN A. FORLINES, JR.
March 19, 2004	Chairman and Chief Executive Officer

[Map to Annual Meeting location presented here]

Directions to
Bank of Granite Corporation’s
Annual Meeting

Directions to the Holiday Inn -Select in Hickory:

1.	Take Exit 125 from Interstate 40.

2.	If exiting from eastbound Interstate 40, turn right onto Lenoir Rhyne Boulevard.

If exiting from westbound Interstate 40, turn left onto Lenoir Rhyne Boulevard.

3.	The Holiday Inn - Select will be 1 block on the left.

If needed, telephone numbers are:
       Bank of Granite in Hickory - 828 345-6800
       Holiday Inn - Select in Hickory - 828 323-1000

Bank of Granite
CORPORATION

PROXY STATEMENT

SOLICITATION, VOTING AND REVOCABILITY OF PROXY

General

The accompanying Proxy is solicited by the Board of Directors of Bank of Granite Corporation (the “Company”) for use at the Annual Meeting of Shareholders to be held on April 26, 2004, and any adjournment thereof. The time and place of the meeting is set forth in the accompanying Notice of Meeting. The approximate date on which this Proxy Statement and the accompanying Proxy are first being sent or given to Shareholders of the Company is March 26, 2004.

A copy of the Company’s 2003 Annual Report including financial statements is included with this Proxy Statement and has been sent to each person who was a shareholder of record as of the close of business on March 8, 2004. The Company will also provide to any shareholder, without charge, a copy of the Annual Report for 2003 filed on Form 10-K with the Securities and Exchange Commission (the “SEC”) upon written request to Kirby A. Tyndall, Secretary, Bank of Granite Corporation, P.O. Box 128, Granite Falls, North Carolina, 28630. Shareholders and other interested parties may also obtain the Company’s recent filings with the SEC from the Company’s Internet site at www.bankofgranite.com under “Investor Relations” and “Shareholder Reports,” or through the SEC’s Internet site at www.sec.gov by searching for the Company’s Central Index Key of 0000810689.

Solicitation

All expenses of preparing, printing, and mailing the Proxy and all material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited in person or by telephone by directors, officers, and other employees of the Company, none of whom will receive additional compensation for their services.

Revocability of Proxy

The accompanying Proxy shall be revocable at any time prior to its exercise by filing a written request with Kirby A. Tyndall, Secretary, Bank of Granite Corporation, P.O. Box 128, Granite Falls, North Carolina, 28630, by voting in person at the Shareholders’ Meeting, or by presenting a duly executed proxy bearing a later date.

Voting Securities and Vote Required for Approval

At the close of business on March 8, 2004, the record date, the Company had 13,606,966 shares of Common Stock outstanding, par value $1.00 per share, which is the only class of stock outstanding. Only the holders of record of Common Stock of the Company at the close of business on March 8, 2004 are entitled to receive notice of the Annual Meeting of Shareholders and to vote on such matters to come before the Annual Meeting or any adjournment thereof.

Presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting and any adjournment thereof.

Under Proposal 1 (the Election of Directors), the directors are elected by plurality. The approval of Proposal 2 (the Ratification of the Selection of the Company’s Independent Accountants) and approval of all other items which may be submitted to the shareholders for their consideration at the Annual Meeting requires the affirmative vote of a majority of shares present and voting. Each shareholder is entitled to one (1) vote for each share of Common Stock held by him or her at the close of business on the record date, March 8, 2004. Cumulative voting is not permitted, and shareholders do not have dissenters rights with respect to any of the matters to be considered.

A shareholder abstaining from voting on any proposal and broker non-votes will be counted as present for purposes of determining if a quorum is present, but will be counted as not having voted for or against the proposal in question.

The Board of Directors unanimously recommends a vote in favor of Proposals 1 and 2. In each case where the shareholder has appropriately specified how the Proxy is to be voted, it will be voted in accordance with his or her specifications. Executed but unmarked Proxies that are returned to the Company will be voted (1) in favor of the proposed slate of directors and (2) in favor of the ratification of Deloitte & Touche LLP as the Company’s independent accountants. Shareholders may designate a person or persons other than those named in the enclosed Proxy to vote their shares at the Annual Meeting or any adjournment thereof. As to any other matter or business which may be brought before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying Proxy in accordance with the judgment of the person or persons voting the same, but the management and Board of the Company do not know of any other matter or business to come before the Annual Meeting.

PRINCIPAL HOLDERS OF VOTING SECURITIES

As of March 8, 2004, the Company’s records and other information available from outside sources indicated that the following shareholder was a beneficial owner of more than five percent (5%) of the outstanding shares of the Company’s Common Stock. The information below is as reported in the shareholder’s filings with the Securities and Exchange Commission. To the knowledge of the Company, no other individual shareholder beneficially owned more than five percent (5%) of the Company’s outstanding Common Stock on the record date.

	Amount and Nature of Beneficial Ownership
	Common Stock
Name	Shares	Percent of Class
John A. Forlines, Jr. (1)	699,768	5.14%
36 Pinewood Road
Granite Falls, North Carolina 28630

Notes: (1)	Mr. Forlines has sole voting and investment power with regard to 658,201 shares of Common Stock. Mr. Forlines has investment power with regard to options to purchase 20,688 shares of Common Stock under the Company’s Incentive Stock Option Plans, which options are exercisable within 60 days of March 8, 2004. In addition, Mr. Forlines has investment power with regard to 20,879 shares of Common Stock held in Bank of Granite’s “tax-qualified” retirement plans for the benefit of Mr. Forlines.

On the record date, the Company’s Common Stock was owned by approximately 6,700 individuals and other entities, holding Stock either as holders of record, holders of shares registered in street name or as beneficial owners.

INFORMATION ABOUT THE BOARD OF DIRECTORS
AND COMMITTEES OF THE BOARD

The Boards of Directors of both the Company and its bank subsidiary, Bank of Granite (the “Bank”) are composed of the same persons. The Board of Directors of the Company’s mortgage bank subsidiary, Granite Mortgage, Inc., formerly GLL & Associates, Inc., is composed of the Company’s President, the Company’s Secretary/Treasurer and Granite Mortgage’s President and Chief Executive Officer.

The Company’s Board of Directors has determined that each of its directors, other than John A. Forlines, Jr. and Charles M. Snipes, and each of the members of each of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company) and is “independent” within the meaning of the director independence standards set forth in the regulations of The Nasdaq Stock Market®. The Board has also determined that each of the members of the Company’s Audit Committee is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934.

The Board based these determinations primarily on a review of the responses of the Company’s directors to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with the directors.

During the fiscal year ended December 31, 2003, the Company’s Board of Directors held 13 meetings, the Bank’s Board of Directors held 13 meetings and Granite Mortgage’s Board of Directors held 5 meetings. All members of the Boards of Directors attended more than 75% of the total number of meetings of the Boards of Directors and the total number of meetings held by committees of the Boards of which they are members. It is the Company’s policy that all of its directors attend the Annual Meeting of shareholders. All of the nominees up for election at the 2004 Annual Meeting of shareholders attended the 2003 Annual Meeting of shareholders.

The Boards of Directors for the Company and the Bank are composed of the same persons, and the directors are paid an annual retainer of $7,500 and fees of $200 for attendance at each monthly and special meeting of the Company’s Board. Granite Mortgage directors were paid $200 for attendance at each quarterly meeting of Granite Mortgage’s Board. Directors received no additional compensation for attending committee meetings. The Bank’s Board of Directors supervises the Bank’s compensation matters and functions as the Bank’s executive committee. The Company’s Board has standing audit, nominating and compensation committees. The functions, composition and frequency of meetings for the audit, nominating and compensation committees in fiscal year 2003 were as follows:

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE - The Nominating and Corporate Governance Committee is composed solely of independent directors John N. Bray, Barbara F. Freiman, Paul M. Fleetwood, III, Hugh R. Gaither, James Y. Preston and Boyd C. Wilson, Jr. The Nominating and Corporate Governance Committee makes recommendations to the Board of Directors with respect to nominees for election as directors. The Nominating and Corporate Governance Committee would consider shareholder nominees for Company and Bank Board membership. Any shareholder wishing to nominate a candidate for director must follow the procedures set forth in the section of this Proxy Statement entitled “Proposals For 2005 Annual Shareholders Meeting.” During 2003, the Nominating and Corporate Governance Committee held 1 meeting. A more complete description of the functions of the Nominating and Corporate Governance Committee is provided in its charter, which was adopted by the Board on March 8, 2004, and which is attached hereto as Appendix A.

COMPENSATION COMMITTEE - The Compensation Committee is composed solely of independent directors John N. Bray, Barbara F. Freiman, Paul M. Fleetwood, III, Hugh R. Gaither, James Y. Preston and Boyd C. Wilson, Jr. The Compensation Committee annually reviews and approves the compensation of all of the Company’s executive officers and considers recommendations by the Company’s management regarding the granting of incentive stock options. The Compensation Committee reports annually to the Company’s shareholders as set forth in the section of this Proxy Statement entitled “Board Report On Executive Officer Compensation.” During 2003, the Compensation Committee held 1 meeting.

AUDIT COMMITTEE - The Audit Committee is composed solely of independent directors Paul M. Fleetwood, III, Barbara F. Freiman and Boyd C. Wilson, Jr., CPA. The Audit Committee, whose members are neither officers nor employees of the Company or Bank, provides general oversight of the internal audit function, reviews the findings of external audits and examinations, evaluates the adequacy of the Bank’s insurance coverage, and reviews the activities of the Bank’s regulatory compliance efforts. During 2003, 4 meetings were held. All Audit Committee members attended more than 75% of the total number of Audit Committee meetings held during the fiscal year 2003. The Board of Directors has determined that Mr. Wilson qualifies as an “audit committee financial expert” for purposes of the rules and regulations of the Securities and Exchange Commission adopted pursuant to the Sarbanes-Oxley Act of 2002, and that Mr. Wilson also is an independent director under the independence requirements of The Nasdaq Stock Market® and the Securities and Exchange Commission.

AUDIT COMMITTEE REPORT AND CHARTER

AUDIT COMMITTEE REPORT

In accordance with its written charter (a copy of which is attached hereto as Appendix B) adopted by the Board of Directors (the “Board”), the Audit Committee of the Board (the “Audit Committee”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2003, the Audit Committee held 4 meetings, and the Audit Committee Chair, as representative of the Audit Committee, discussed the interim financial information contained in each quarterly report with the CFO and independent auditors prior to the publication or filing of such quarterly report.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

The Audit Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2003, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s financial statements, and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder ratification, of the independent auditors, and the Board concurred in such recommendation.

The Audit Committee has considered whether the provision of non-audit services by its independent auditors is compatible with maintaining the principal accountant’s independence, and has concluded that the provision of such services does not interfere with the independence of the Company’s auditors.

Bank of Granite Corporation
Audit Committee of the Board of Directors
Paul M. Fleetwood, III, Chair
Barbara F. Freiman
Boyd C. Wilson, Jr., CPA

AUDIT COMMITTEE CHARTER

In March 2004, the Board amended the Audit Committee Charter to comply with the new Audit Committee requirements established by the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission and The Nasdaq Stock Market®. A copy of the amended Audit Committee Charter is attached hereto as Appendix B.

ELECTION OF DIRECTORS/NOMINEES
(Proposal 1)

Eight (8) directors are being considered for election at the Annual Meeting, each to hold office for one year or until a successor is elected and qualified. The Company Board’s directors/nominees are shown below along with biographical summaries and a statement of beneficial ownership of Common Stock. The information is presented, unless otherwise indicated, as of March 8, 2004.

All of the directors/nominees shown below have been previously elected as directors by the Company’s shareholders and are currently serving on the Board of Directors.

In the event a director/nominee declines or is unable to serve as director, which is not anticipated, the shares represented by proxy will be voted for the Board’s substitute nominee.

The Board of Directors unanimously recommends that the shareholders elect the Directors/Nominees shown in the following table by voting FOR Proposal 1.

DIRECTORS/NOMINEES AND NONDIRECTOR EXECUTIVE OFFICERS

Biographical summaries of the Company’s directors/nominees and executive officers are presented below.

DIRECTORS/NOMINEES

John N. Bray is Chairman and Chief Executive Officer of Vanguard Furniture, Inc., a furniture manufacturing company headquartered in Hickory, North Carolina, where he has served since 1970. Mr. Bray has also served as Director of Vanguard Furniture since 1970 and as Director of the Company and Bank since 1992.

Paul M. Fleetwood, III is President of Corporate Management Services, Inc., a real estate management company, and Treasurer of Catawba Valley Building Supply, Inc., a retail supplier of building materials, both of Hickory, North Carolina, where he has served in such capacities since 1977. Mr. Fleetwood has served as Director of the Company and Bank since 1998.

John A. Forlines, Jr. has served as Chairman and Chief Executive Officer of the Company since 1987 and as Chairman of the Bank since 1972. Mr. Forlines served as Chief Executive Officer of the Bank from 1954 until 1994. Mr. Forlines has served as Director of the Company since 1987 and Bank since 1954.

Barbara F. Freiman is a fund raising consultant. Prior to 2000, Ms. Freiman was Executive Director of the Foundation of Caldwell Community College and Technical Institute from 1986 until 2000. Ms. Freiman has served as Director of the Company and Bank since 1989.

Hugh R. Gaither is President and Chief Executive Officer of Flagship Brands, LLC, a hosiery distributor headquartered in Newton, North Carolina, where he has served in such capacity since 2001. Prior to 2001, Mr. Gaither served as President and Chief Executive Officer of Ridgeview, Inc., where he served in such capacity from 1975 to 2001. Mr. Gaither has served as Director of the Company and Bank since 1997.

James Y. Preston is a Partner with the firm of Parker Poe Adams & Bernstein LLP, Attorneys and Counselors at Law, serving North and South Carolina, where he has served in such capacity since 1965. Mr. Preston has served as Director of the Company and Bank since 2003. Mr. Preston previously served as Chairman and Director of First Commerce Corporation, which was acquired by the Company on July 15, 2003.

Charles M. Snipes has served as President of the Company since 1994 and as President and Chief Executive Officer of the Bank since 1994. Mr. Snipes has served as Director of the Company since 1987 and the Bank since 1982. Mr. Snipes has also served as Chairman and Director of Granite Mortgage since 1997. In addition, Mr. Snipes has served as Director of Vanguard Furniture, Inc. since 1969.

Boyd C. Wilson, Jr., CPA is Vice President of Finance and Administration of Kincaid Furniture Company, Incorporated, a furniture manufacturer located in Hudson, North Carolina, where he has served in such capacity since 1990. Mr. Wilson has served as Director of the Company and Bank since 1996.

NONDIRECTOR EXECUTIVE OFFICERS

Kirby A. Tyndall, CPA is Secretary, Treasurer and Chief Financial Officer of the Company, Bank and Granite Mortgage, where he has served in such capacities since 1997. Mr. Tyndall has also served as Director of Granite Mortgage since 1997.

Gary L. Lackey is President and Chief Executive Officer of Granite Mortgage, where he has served in such capacities since he founded Granite Mortgage in 1985. Mr. Lackey has also served as Director of Granite Mortgage since 1985. The Company acquired Granite Mortgage in 1997.

The number of shares of Bank of Granite Corporation stock beneficially owned by the directors/nominees and nondirector executive officers are those owned as of March 8, 2004. Unless otherwise indicated, each director/nominee or nondirector executive officer has sole voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The source of information provided in the table is the Company’s shareholder records.

Name of							Ownership
Director/Nominee		Age on			Amount and Nature		as % of
or Nondirector	Principle Occupation	Dec. 31,	Director		of Beneficial		Common
Executive Officer	during last five years	2003	Since		Ownership		Stock
DIRECTORS/NOMINEES

John N. Bray	Chairman and Chief	61	1992		5,107	direct	*
Hickory, N.C.	Executive Officer				1,468	indirect(2)
	Vanguard Furniture, Inc.

Paul M. Fleetwood, III	President, Corporate	56	1998		141,250	direct	1.04%
Hickory, N.C.	Management Services,				-	indirect
	Inc. and Treasurer,
	Catawba Valley
	Building Supply, Inc.

John A. Forlines, Jr.	Chairman and Chief	85	1954	(1)	658,201	direct	5.14%
Granite Falls, N.C.	Executive Officer of the				20,688	indirect(3)
	Company (since 1987);				20,879	indirect(4)
	Chairman of the Bank
	(since 1972); (Chief
	Executive Officer of
	the Bank, 1954-94)

Barbara F. Freiman	Fund Raising Consultant	69	1989		8,972	direct	*
Lenoir, N.C.					2,936	indirect(2)

Hugh R. Gaither	President and Chief	53	1997		520	direct	*
Newton, N.C.	Executive Officer,				-	indirect
	Flagship Brands, LLC

James Y. Preston	Partner, Parker Poe	66	2003		2,700	direct	*
Charlotte, N.C.	Adams & Bernstein LLP				-	indirect

Charles M. Snipes	President of the	70	1982	(1)	166,729	direct	1.43%
Hickory, N.C.	Company (since 1994);				20,688	indirect(3)
	President and Chief				7,824	indirect(4)
	Executive Officer of the
	Bank (since 1994);
	Chairman and Director
	of Granite Mortgage
	(since 1997); Director of
	Vanguard Furniture, Inc.

Boyd C. Wilson,	Vice President of Finance	51	1996		6,798	direct	*
Jr., CPA	& Administration,				7,432	indirect(2)
Hudson, N.C.	Kincaid Furniture
	Company, Incorporated

NONDIRECTOR EXECUTIVE OFFICERS

Kirby A. Tyndall	Secretary, Treasurer and	48	n/a		2,343	direct	*
Hickory, N.C.	Chief Financial Officer				13,662	indirect (3)
	of the Company, Bank				1,467	indirect(4)
	and Granite Mortgage;
	Director of Granite
	Mortgage (since 1997)

Gary L. Lackey	President, Chief Executive	53	n/a		1,875	direct	*
	Officer and Director of				3,313	indirect (3)
Clemmons, N.C.	Granite Mortgage

Director/Nominees and Nondirector Executive Officers					994,495	direct	8.05%
as a Group (10 persons)					100,357	indirect (2,3,4)

Notes:	*	Indicates beneficial ownership of less than 1%.

	(1)	The Company was organized as the holding company for the Bank on January 30, 1987.

	(2)	Shares of stock indirectly owned include those held in their spouse’s name or by corporations controlled by such individuals.

	(3)	The indirect stock ownership shown for the named executive officers consists of those shares of Company Common Stock obtainable by such individuals within 60 days of March 8, 2004.

	(4)	The indirect stock ownership shown for the named executive officers consists of those shares of Company Common Stock held in the Bank’s “tax-qualified” retirement plans for the benefit of the named executive officer, who has investment power, but no voting power, with regard to such shares.

SUMMARY COMPENSATION TABLE

The following table summarizes current and long-term compensation and provides separate columns for stock- related compensation for each executive officer of the Company and its subsidiaries, the Bank and Granite Mortgage, whose total salary and bonus exceeded $100,000 for 2003.

		Compensation
		Annual		Long-term
				Securities	All Other
Name and		Base	Incentive	Underlying	Compen-
Principal Position	Year	Salary	Bonus (1)	Options (2)	sation (3)
John A. Forlines, Jr.	2003	$275,000	$54,100	none	$56,380
Company Chairman and Chief	2002	$264,300	$54,000	5,000	$73,613
Executive Officer; Bank Chairman	2001	$256,600	$54,240	5,000	$39,236

Charles M. Snipes	2003	$220,000	$43,200	none	$184,100
Company President;	2002	$211,000	$43,100	5,000	$179,329
Bank President and Chief Executive	2001	$204,800	$43,440	5,000	$80,649
Officer; Granite Mortgage
Chairman and Director

Wesley W. Sturges	2003	$91,667	$18,100	5,000	$8,232
Bank Executive Vice President	2002	n/a	n/a	n/a	n/a
	2001	n/a	n/a	n/a	n/a

Kirby A. Tyndall	2003	$120,000	$23,600	none	$21,422
Company, Bank and Granite	2002	$112,500	$22,900	3,000	$26,802
Mortgage Secretary, Treasurer and	2001	$106,000	$22,320	3,000	$13,504
Chief Financial Officer;
Granite Mortgage Director

Gary L. Lackey	2003	$136,000	$431,338	none	$14,200
Granite Mortgage President and	2002	$120,000	$160,667	none	$13,500
Chief Executive Officer;	2001	$120,000	$95,906	1,000	$13,250
Granite Mortgage Director

Notes:	(1)	Figures shown represent actual incentive cash bonuses earned and accrued during the year indicated.

	(2)	Figures shown represent number of shares of Company Common Stock subject to options which were awarded to the named executive officers shown during the years indicated.

	(3)	Figures shown include amounts contributed by the Bank to its Profit-sharing Plan and by Granite Mortgage to its 401(k) Plan and allocated to the indicated executive officer’s accounts. The plans are “tax qualified” under section 401(a) of the Internal Revenue Code and cover all employees. The following amounts were contributed to the indicated accounts: Mr. Forlines $16,000 in 2003, $28,000 in 2002 and $13,600 in 2001; Mr. Snipes $16,000 in 2003, $28,000 in 2002 and $13,600 in 2001; Mr. Tyndall $11,434 in 2003, $18,875 in 2002 and $9,960 in 2001; and Mr. Lackey $6,000 in 2003, $5,500 in 2002 and $5,250 in 2001.

		Figures shown also indicate amounts contributed by the Bank to the indicated executive officer’s Supplemental Executive Retirement Plan (“SERP”) accounts. Because of Internal Revenue Code limitations on amounts which can be contributed to the named executive’s Profit-sharing Plan accounts, the SERP was implemented by the Bank during 1994 to help replace those contributions “lost” by the named executives due to these limitations. Participation in the SERP is determined by the Board of Directors. The SERP is not a qualified plan under the Internal Revenue Code. Contribution earnings are determined by the Compensation Committee. The following amounts were contributed to the indicated accounts: Mr. Forlines $10,743 in 2003, $17,307 in 2002, and $10,947 in 2001; and Mr. Snipes $5,047 in 2003, $7,623 in 2002 and $5,680 in 2001.

Figures shown further include amounts accrued by the Bank to the indicated executive officer’s Supplemental Executive Retirement Plan for Bank Officers (“Officers’ SERP”) benefit liability accounts. During 2001, the Bank replaced its split-dollar life insurance arrangements with its officers by adopting a non-tax qualified Officers’ SERP to supplement the benefit each officer can receive under the Bank’s tax-qualified profit sharing retirement plan. After the officer has completed 7 full years of service with the Bank, the Officers’ SERP is designed to provide a benefit to the officer at the normal retirement age of 65, or thereafter, or an early retirement age of 50. Benefits are payable for 10 years for certain officers or life for certain officers. Actual retirement benefits payable under the Officers’ SERP are dependent on an indexed retirement benefit formula, which accrues benefits equal to the excess of the aggregate annual after-tax income from informally associated life insurance contracts over the Bank’s opportunity costs related to the Officers’ SERP. Because retirement benefits payable under the Officers’ SERP are dependent on the performance of insurance contracts, the performance of such contracts is not guaranteed by the Bank. In the event of an officer’s termination of employment for any reason, other than for cause, the officer is 100% vested after 7 or more full years of service with the Bank after the officer has attained the age of 18. In the event of the officer’s termination of employment due to disability or change of control of the Company or the Bank, payments from the plan would begin at the officer’s normal or early retirement age and the officer shall be 100% vested in the entire retirement benefit amount. The following amounts were accrued in 2003 to the indicated benefit liability accounts of the named executive officers: Mr. Forlines $12,543; Mr. Snipes $149,704 and Mr. Tyndall $8,638.

In connection with the Officers’ SERP, the Bank has also entered into Life Insurance Endorsement Method Split Dollar Agreements with the officers covered under the Officers’ SERP. Under these Agreements, in the event of the officer’s death, the officer’s beneficiary will receive the lesser of 2 times the officer’s salary at the time of death or 100% of the net-at-risk life insurance of the policy, which is defined as the death benefit in excess of cash value, together with any remaining balance in the liability reserve account.

The Bank’s Profit-Sharing Plan and related SERP are noncontributory defined contribution plans. The Company, Bank and Granite Mortgage do not currently offer defined benefit plans as a part of employee benefits.

The remaining amounts include (i) the value of certain life insurance premiums paid for the indicated executives, based on the term insurance value of such payments as calculated under the Internal Revenue Code P.S. 58 rates or those of the insurer, if lower, and includable in the executive’s taxable income for the year, (ii) the value of the personal use portion of the Company’s vehicles provided to the executive and (iii) director fees. In 2003, the value of life insurance premiums paid were $1,208 for Mr. Forlines, $1,679 for Mr. Snipes and $350 for Mr. Tyndall. Also for 2003, the values for the personal use of vehicles were $498 for Mr. Forlines, $570 for Mr. Snipes and $7,200 for Mr. Lackey. Director fees for 2003 were $10,100 for Mr. Forlines, $11,100 for Mr. Snipes, $1,000 for Mr. Tyndall and $1,000 for Mr. Lackey.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table sets forth information with respect to options or stock appreciation rights (“SARs”) granted to the named executive officers during 2003.

					Potential Realizable
					Value at Assumed
					Annual Rates of Stock
					Price Appreciation
	Individual Grants				for Option Term
	Number of	% of Total
	Securities	Options			Appreciation
	Underlying	Granted to	Exercise or		Assumed at
Name and	Options	Employees	Base Price	Expiration	5%	10%
Principal Position	Granted(1)	in 2003(2)	($/share)(3)	Date(4)	(5)	(6)
John A. Forlines, Jr.	none	0.0%	$—		$—	$—
Company Chairman and Chief
Executive Officer; Bank Chairman

Charles M. Snipes	none	0.0%	$—		$—	$—
Company President;
Bank President and Chief Executive
Officer; Granite Mortgage
Chairman and Director

Wesley W. Sturges	5,000	71.4%	$17.60	08/11/2008	$24,313	$53,725
Bank Executive Vice President

Kirby A. Tyndall	none	0.0%	$—		$—	$—
Company, Bank and Granite
Mortgage Secretary, Treasurer and
Granite Mortgage Director

Gary L. Lackey	none	0.0%	$—		$—	$—
Granite Mortgage President and
Chief Executive Officer;
Granite Mortgage Director

Notes:	(1)	Figures indicate number of shares of stock with respect to which options were granted under the Plan to the indicated executive officer during 2003. The price at which shares of Company Common Stock may be purchased upon the exercise of options under the Plan is equal to 100% of the fair market value of the Company’s Common Stock on the date the options are granted. All options granted pursuant to the Plan must be exercised within 5 years from the date of grant. Outstanding options must also be exercised during employment or within 3 months after a participating executive’s termination of service. If termination of service is by reason of death, an option my be exercised by the executive’s legal representative or beneficiary within one year after the date of death. Options granted under the plan are subject to applicable income tax withholding requirements and are not transferable by the holder except by will or by the laws of descent and distribution, and shall be exercisable, during the participating key executive’s lifetime, only by the key employee.

	(2)	Percent shown indicates options awarded to indicated executive officer as a percentage of total options granted to all Plan participants during 2003.

	(3)	The exercise or base price is the dollar amount at which each share of stock subject to option may be acquired by the indicated executive officer. The exercise or base price is the closing market price per share of the Common Stock on the date of the award of the option.

	(4)	The date shown indicates the date upon which the options granted will expire.

	(5)	The dollar values shown represent the potential realizable value of the grant of options at an assumed 5.0% annualized appreciation rate in the price of Company Common Stock. The potential realizable value is calculated under the following formula: [(A x B) - A] x C, where A = $17.60, the exercise price per share (which equals the market price at the time of the grant), B = 1.2763, the assumed rate of stock price appreciation (5%) compounded annually over the five-year term of the option; and C = the number of securities underlying the grant at year end 2003.

(6)	The dollar values shown represent the potential realizable value of the grant of options at an assumed 10% annualized appreciation rate in the price of Company Common Stock. The potential realizable value is calculated under the following formula: [(A x B) - A] x C, where A = $17.60, the exercise price per share (which equals the market price at the time of the grant), B = 1.6105, the assumed rate of stock price appreciation (10%) compounded annually over the five-year term of the option; and C = the number of securities underlying the grant at year end 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
LAST FISCAL YEAR- END OPTION VALUES

The following table sets forth information with respect to the exercise of stock options by the named officers during 2003 and unexercised options held as of December 31, 2003.

	Shares		Number of Securities		Value of Unexercised
	Acquired	Value	Underlying		In-the-Money
Name and	on Exercise	Realized	Unexercised Options at		Options at
Principal Position	(1)	(2)	Fiscal Year-end		Fiscal Year-end (3)
John A. Forlines, Jr.	none	$—	Exercisable	20,688	Exercisable	$69,743
Company Chairman and Chief			Unexercisable	7,750	Unexercisable	$33,188
Executive Officer; Bank Chairman

Charles M. Snipes	none	$—	Exercisable	20,688	Exercisable	$69,743
Company President;			Unexercisable	7,750	Unexercisable	$33,188
Bank President and Chief Executive
Officer; Granite Mortgage
Chairman and Director

Wesley W. Sturges	none	$—	Exercisable	34,475	Exercisable	$419,427
Bank Executive Vice President			Unexercisable	5,000	Unexercisable	$20,850

Kirby A. Tyndall	none	$—	Exercisable	13,662	Exercisable	$40,276
Company, Bank and Granite			Unexercisable	4,650	Unexercisable	$19,913
Mortgage Secretary, Treasurer and
Granite Mortgage Director

Gary L. Lackey	none	$—	Exercisable	3,313	Exercisable	$8,358
Granite Mortgage President and			Unexercisable	750	Unexercisable	$3,918
Chief Executive Officer;
Granite Mortgage Director

Notes:	(1)	Indicates number of shares acquired by indicated executive officer through the exercise of options during 2003.

	(2)	Dollar amounts represent the aggregate dollar value realized by the indicated executive officer upon the exercise of options during 2003. The aggregate dollar value realized is calculated based on the difference between the fair market value of Company Common Stock on the date of exercise, less the underlying option’s exercise or base price.

	(3)	Dollar amounts shown represent the value of stock options held by the indicated executive officers at year end 2003. Only those options which are “in the money” are reported. An option is considered to be “in the money” if the fair market value of the Company’s Common Stock exceeds the exercise or base price of the shares subject to the options at year end 2003. For those options “in the money”, value is computed based on the difference between fair market value of Company Common Stock at year end 2003 and the exercise or base price of the shares subject to the options. The value of options exercisable and unexercisable at year end 2003 is also shown.

SECURITIES AUTHORIZED FOR ISSUANCE
UNDER EQUITY COMPENSATION PLANS

The following table sets forth information as of December 31, 2003 regarding shares of the Company’s common stock that may be issued upon exercise of options previously granted and currently outstanding options under the Company’s stock option plans, as well as the number of shares available for the grant of options that had not been granted as of that date.

Equity Compensation Plan Information

Number of Securities
Remaining Available for
	Number of Securities To	Weighted-Average	Future Issuance Under
	Be Issued Upon Exercise	Exercise Price	Equity Compensation
	Of Outstanding Options,	Of Outstanding Options,	Plan (excluding securities
	Warrants and Rights	Warrants and Rights	reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	340,157	$14.58	217,763
Equity compensation plans not approved by security holders	none	none	none
Total	340,157	$14.58	217,763

CHANGE-OF-CONTROL AGREEMENTS AND EMPLOYMENT CONTRACTS

Change-of-Control Agreements With Named Executive Officers

On January 1, 2002, Messrs. Forlines, Snipes and Tyndall each entered into a Change of Control Agreement with the Company and the Bank. Each agreement provides that in the event of a termination of the officer’s employment in connection with, or within 36 months after, a change of control of the Company or the Bank, for reasons other than cause, the officer shall receive an amount equal to three times (i) his then current salary plus (ii) the average of the cash bonus paid to the officer by the Bank under the Bank’s cash bonus incentive plan during the immediately preceding three years. Further, in such event, the officer shall continue to receive for a period of three years after his termination all benefits the officer was receiving and entitled to on his termination date, or the officer may elect to receive the dollar equivalent of such benefits. The officer may elect to receive all such payments either in one lump sum or in 36 equal monthly payments. In addition, the officer may terminate his employment under the agreement upon a change of control of the Company or the Bank and receive the benefits described above if, within 36 months of such change of control, the officer is assigned duties inconsistent with his duties at the time of the change of control, the officer’s annual base salary is reduced below the amount in effect prior to the change of control, the officer’s benefits are reduced below the level prior to the change of control (unless benefits are reduced for all employees), or the officer is transferred to a location more than 50 miles from the officer’s current principal work location. Each agreement further provides that, unless terminated by the Company or the Bank, notice of which must be given at least 13 months prior to the next anniversary date, the term automatically is extended for an additional three years on the same terms and conditions set forth in the agreement. Mr. Lackey did not enter into a Change of Control Agreement with the Company, because he entered into an Employment and Noncompetition Agreement with the Company, as is discussed below.

Employment and Noncompetition Agreement With Wesley W. Sturges

Mr. Sturges joined the Company in July 2003 when the Company acquired First Commerce, which he founded. Mr. Sturges and the Bank entered into an Employment and Noncompetition Agreement dated July 15, 2003. The Agreement addressed, among other issues, Mr. Sturges’ compensation, benefits and agreement not to compete with the Bank under certain circumstances. The benefits shown for Mr. Sturges in the Summary Compensation Table were paid pursuant to the Agreement. Under the Agreement, if Mr. Sturges was not named as President and Chief Operating Officer of the Company and the Bank within two years or if the Agreement was otherwise terminated without cause, then Mr. Sturges could have elected to terminate his employment with the Company and the Bank and receive $450,000 in cash and, in some cases, reimbursement of his moving expenses; additionally, his options would have become fully vested and exercisable. On February 6, 2004, the Agreement was terminated, and Mr. Sturges left the employment of the Company. Pursuant to the Agreement, the Company and the Bank entered into a three-year consulting and noncompete agreement with Mr. Sturges. In connection with payments being made to Mr. Sturges pursuant to consulting arrangement and the termination of the Agreement, the Company incurred a charge to earnings during its first quarter of approximately $294,000 after tax, or approximately $0.02 per share.

Employment and Noncompetition Agreement With Gary L. Lackey

Mr. Lackey joined the Company in November 1997 when the Company acquired Granite Mortgage, which he founded. In May 2003, Mr. Lackey and Granite Mortgage entered into an Amended and Restated Employment and Noncompetition Agreement. The Agreement addresses, among other issues, Mr. Lackey’s compensation, benefits and perquisites and a two-year agreement not to compete with Granite Mortgage under certain circumstances. The benefits shown for Mr. Lackey in the Summary Compensation Table were paid pursuant to the Agreement. The non-competition provisions are no longer applicable if there is a change in control of the Company, as defined in the Agreement. This evergreen Agreement has a constant term of 1094 days and will continue until either the Granite Mortgage or Mr. Lackey gives notice of termination. Granite Mortgage can terminate the Agreement for any reason and without advance notice; provided that if it terminates Mr. Lackey’s employment other than for cause (as defined in the Agreement), then Mr. Lackey is entitled to receive his salary and bonus through the end of the term. Mr. Lackey can terminate the Agreement upon 1094 days notice, or, upon one year’s notice after September 1, 2010 or upon the occurrence of certain reductions in salary and benefits.

BOARD REPORT ON EXECUTIVE OFFICER COMPENSATION

All compensation paid to the Company’s executive officers is paid by the Bank to such persons in their capacity as executive officers of the Bank. Accordingly, the compensation of such executives is reviewed and approved annually by the full Board of Directors of both the Bank and the Company, which consist of the same persons. This report is furnished by the Company’s Compensation Committee.

The fundamental philosophy of Bank of Granite Corporation’s compensation program is to offer competitive compensation opportunities for all executive officers which are based both on the individual’s contribution and on the Company’s performance. The compensation paid is designed to retain and reward executive officers who are capable of leading the Company in achieving its business objectives in an industry characterized by complexity, competitiveness, and change. Annual compensation for the Company’s CEO (and other executive officers) consists of three elements:

-	Base salary;

-	An annual cash incentive that is directly and indirectly linked to Company and individual performance (with Company performance measured on the basis of Return on Assets); and

-	Long-term equity participation, consisting of the issuance of stock options, designed to better align the interests of executive officers with those of the Company’s shareholders.

For the Company’s CEO and other executives, base salary is targeted to approximate average salaries for individuals in similar positions with similar levels of responsibilities who are employed by other banking organizations of similar size and financial performance. The Company frequently participates in local, state, and other salary / compensation surveys and has access to other published salary / compensation data. The results of such surveys are used by the Compensation Committee in helping to set appropriate levels of Company CEO and other executive officer base salaries.

In 2002, the Compensation Committee determined that it was in the best interests of the Company and the Bank to enter into Change of Control Agreements with its Named Executive Officers in order to encourage a smooth transition in the event of a change in the control of the Company or the Bank. The agreements provide, in part, that in the event of a termination of the officer’s employment in connection with, or within 36 months after, a change of control of the Company or the Bank, for reasons other than cause, the officer shall receive an amount equal to three times (i) his then current salary plus (ii) the average of the cash bonus paid to the officer by the Bank under the Bank’s cash bonus incentive plan during the immediately preceding three years. Further, in such event, the officer shall continue to receive for a period of three years after his termination all benefits the officer was receiving and entitled to on his termination date. These agreements contain provisions that are intended to prevent the payments made thereunder from becoming subject to excise taxes as “parachute payments” under Section 280G of the Internal Revenue Code.

For 2003, the Compensation Committee increased the CEO’s base salary by 4.0%. The Compensation Committee determined that the 4.0% increase in the CEO’s base salary was appropriate in light of two primary factors. The first factor was a desire by the Company to provide the CEO with a base salary comparable to that paid by other banking organizations of similar size and financial performance. The Company’s Compensation Committee annually reviews national, regional, statewide and local peer group salary data (to the extent available) in its determination of a comparable base salary. A second factor considered by the Compensation Committee was that the Company’s 2.13% return on assets placed the Company among the banking industry’s top performers during 2002.

For the Company’s executives, the annual cash incentive during the years 2001, 2002 and 2003 ranged from 19.6% to 317.2% of base salary. For the Bank’s named executives, the annual cash incentive ranged from 19.6% to 21.2% of base salary. For Granite Mortgage’s named executive, the annual cash incentive ranged from 79.9% to 317.2% of base salary. For the Bank and Granite Mortgage, this means that up to approximately 21.2% and 317.2%, respectively, of executive annual compensation was variable, could fluctuate significantly from year to year, and was directly and indirectly tied to business and individual performance. For the Company’s CEO, the percentage of annual cash incentive for 2003 was 19.7% of base salary. The annual cash incentive for the Bank’s named executives is based on the Bank’s return on equity (ROE). The Company’s Compensation Committee, in its discretion, sets the threshold ROE target, based in part on the Bank’s financial performance in prior years and the performance of banking organizations of similar size in the Bank’s general geographic region. If the threshold ROE target is achieved, a stated dollar amount will be paid into an incentive compensation pool. The incentive compensation pool amounts are then distributed among incentive plan participants based on such participants’ base salaries as a percentage of all participants’ base salaries. If the Bank earns a ROE above the threshold level, an increasing dollar incentive pool is created up to a maximum dollar amount at a predetermined ROE.

The Company continued the incentive plan for Granite Mortgage’s CEO that Granite Mortgage had prior to the merger. The incentive plan for Granite Mortgage’s CEO is based on a percentage of Granite Mortgage’s earnings before income taxes.

For the Company’s CEO and other executives, and other key employees, stock options may be granted each year in the discretion of the Board of Directors. Although no formal system is employed in determining the number of stock options granted, both in the aggregate and to any one individual, the Board does take into account the Company’s current financial performance and the number of stock options previously granted. During 2002, the Compensation Committee granted incentive stock options to the Bank’s named executives. No options were granted to the Company’s CEO and other executives in 2003.

This report is provided as a summary of current Board practice with regard to annual compensation review and authorization of executive officer compensation and with respect to specific action taken for the CEO.

Because executive officer and CEO salaries are not expected currently or in the near future to exceed those limitations provided under Section 162(m) of the Internal Revenue Code, the Board currently has no specific policy that addresses the income tax deductibility of “qualifying compensation” under this specific code section. However, the Company’s 1997 and 2001 Incentive Stock Option plans were designed to provide that compensation deductions, if any, available to the Company with respect to remuneration under such plan are not subject to the deduction limitations of Section 162(m).

Bank of Granite Corporation
Compensation Committee of the Board of Directors
John N. Bray, Chair
Paul M. Fleetwood, III
Barbara F. Freiman
Hugh R. Gaither
James Y. Preston
Boyd C. Wilson, Jr., CPA

SHAREHOLDER PERFORMANCE GRAPH

The performance graph shown on the following pages compares the Company’s cumulative total return over the most recent five year period with the Nasdaq Composite Total Return Index and the SNL Index of banks with assets of $500 million to $1 billion. Returns are shown on a total return basis, which assumes the reinvestment of dividends. All of the stock performance data was independently prepared by SNL Financial LC of Charlottesville, Virginia.

BANK OF GRANITE CORPORATION
Five Year Performance Index

	1998	1999	2000	2001	2002	2003
Bank of Granite Corporation	100.0	79.0	87.2	75.7	85.8	109.4
SNL $500M-$1B Bank Asset-Size Index	100.0	92.6	88.6	115.0	146.8	211.6
Nasdaq Composite Total Return Index*	100.0	186.0	113.2	89.7	61.7	92.9

©	2002 SNL Financial LC, Charlottesville, Virginia

*	Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2002

The average compound annual returns for the five-year period ended December 31, 2003 were 1.8% for the Company, 16.2% for the SNL $500M-$1B Bank Asset-Size Index and -1.5% for the Nasdaq Composite Total Return Index. Returns by year for the Company and the three indices are presented below.

	1999	2000	2001	2002	2003
Bank of Granite Corporation	-21.0%	10.4%	-13.2%	13.3%	27.5%
SNL $500M-$1B Bank Asset-Size Index	-7.4%	-4.3%	29.8%	27.7%	44.1%
Nasdaq Composite Total Return Index	86.0%	-39.1%	-20.8%	-31.2%	50.6%

TRANSACTIONS WITH OFFICERS AND DIRECTORS

The Company has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others; and, in the opinion of Company management, these transactions do not and will not involve more than the normal risk of collectibility or present other unfavorable features. Loans made to directors and officers are in compliance with federal banking regulations and therefore are exempt from insider loan prohibitions included in the Sarbanes-Oxley Act of 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s Common Stock, to file with the Securities and Exchange Commission initial reports of ownership of Company Common Stock and reports of changes in ownership. Executive officer, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based on a review of the Section 16(a) reports furnished to the Company, all Section 16(a) filings required of its directors and executive officers for 2003 were made, to the Company’s knowledge and belief, in a timely manner, except for one Form 4 filing by Director Hugh Gaither, which was due July 30, 2003 and was filed August 1, 2003.

RATIFICATION OF SELECTION OF ACCOUNTANTS
(Proposal 2)

The Audit Committee of the Board of Directors of the Company has selected the firm of Deloitte & Touche LLP as independent Certified Public Accountants to audit the consolidated financial statements of the Company for the year ending December 31, 2004. The firm is to report on the Company’s consolidated balance sheets, and related consolidated statements of income, comprehensive income, cash flows, and changes in shareholders’ equity, and to perform such other appropriate accounting services as may be required by the Board of Directors. It is expected that representatives of Deloitte & Touche LLP, who also served as the Company’s accounting firm for the past fiscal year, will be present at the shareholders’ meeting. They will be provided with any opportunity to make a statement if they desire to do so and to answer appropriate questions which may be raised at the meeting.

The following table summarizes the aggregate fees billed to the Company by Deloitte & Touche LLP:

	2003	2002
Audit fees (a)	$166,690	$140,350
Audit-related fees (b)	18,400	—
Tax fees (c)	21,060	14,100
All other fees	—	—

Total	$206,150	$154,450

(a)	Fees for audit services billed in 2003 and 2002 consisted of:

o	Audit of the Company’s annual financial statements

o	Reviews of the Company’s quarterly financial statements

o	Regulatory audits for Granite Mortgage

o	Consents and other services related to SEC matters

(b)	Fees for audit-related services billed in 2003 consisted of:

o	Due diligence associated with mergers/acquisitions

o	Employee benefit plan audits

(c)	Fees for tax services billed in 2003 and 2002 consisted of tax compliance:

o	Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of:

i.	Federal and state income tax return assistance

ii.	Review of quarterly estimated tax payments

In considering the nature of the services provided by Deloitte & Touche LLP, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte & Touche LLP and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval

Although the Audit Committee did not have formal pre-approval policies and procedures in place in 2003, the Audit Committee did pre-approve all services for which Deloitte & Touche LLP was engaged after May 6, 2003 (the effective date of the Securities Commission’s pre-approval requirements for audit and non-audit services provided by the independent accountants). The Audit Committee expects to adopt formal pre-approval policies and procedures in March 2004.

The Board of Directors unanimously recommends that the shareholders ratify the appointment of Deloitte & Touche LLP as the Company’s Independent Certified Public Accountants for the year ending December 31, 2004 by voting FOR Proposal 2.

PROPOSALS FOR 2005 ANNUAL SHAREHOLDERS MEETING

From time to time, individual shareholders may wish to submit proposals which they believe should be voted upon by the Company’s shareholders. The Securities and Exchange Commission has adopted regulations which govern the inclusion of such proposals in the Company’s annual proxy materials. No such proposals were submitted for the 2004 Annual Meeting. Shareholder proposals intended to be presented at the 2005 Annual Meeting of Shareholders must be received by the Secretary of the Company at its executive office, 23 North Main Street, P.O. Box 128, Granite Falls, North Carolina 28630 no later than November 25, 2004 (which is 120 days prior to the expected date of the 2005 Proxy Statement) in order to be eligible for inclusion in the Company’s Proxy Ballot and Proxy Statement for the 2005 Annual Meeting.

DIRECTOR NOMINEES

The Company’s Board of Directors is responsible for nominating members to the Board and for filling vacancies on the Board that may exist between annual meetings of our shareholders. The Board has delegated the initial screening process for director nominees to the Nominating and Corporate Governance Committee, which has established certain general qualifications for Board membership. Although a director nominee is not required to meet each of the qualifications (except to the extent required by the Company’s bylaws), the Nominating and Corporate Governance Committee and the Board believe that all nominees should possess the highest personal and professional ethics, integrity and values, as well as practical wisdom, mature judgment and a commitment to representing the long-term interests of the Company’s shareholders. In addition, nominees should possess expertise that is useful to the Company and that complements the background and experience of other Board members. Director nominees should also be willing and able to devote the appropriate amount of time to the Company, including regular attendance at director meetings and attendance of the Company’s annual shareholder meeting. Nominees should not have any significant conflicts of interest. Pursuant to the Company’s bylaws, at least three-fourths (¾ths) of the directors must be residents of the State of North Carolina; therefore, the Nominating and Corporate Governance Committee and the Board will take residency of nominees into account in their evaluation. Regardless of residency, nominees should be familiar with the Company’s market area. Also in accordance with the Company’s Bylaws, no non-employee director can be nominated for election or re-election to the Board after his or her 72nd birthday; provided that any such director will be eligible, in accordance with the Company’s Bylaws, to serve as a non-voting “Director Emeritus.” The Nominating and Corporate Governance Committee and the Board will apply these criteria when evaluating all director nominees, including current board members being considered for nomination for re-election.

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others. Although the Company’s Nominating and Corporate Governance Committee normally recommends and nominates individuals to serve as directors of the Company, shareholders may also nominate candidates for director, provided that such nominations are made in writing and are received by the Company at its executive offices not later than December 25, 2004 (which is 90 days prior to the expected date of the 2005 Proxy Statement). Any nomination should be sent to the attention of the Company Secretary and must include, concerning the director nominee, the following information: full name, age, date of birth, educational background and business experience, including positions held for at least the preceding five years. The nomination must also include home and business addresses and telephone numbers and include a signed representation by the nominee to timely provide all information requested by the Company as part of its disclosure in regard to the solicitation of proxies for the election of directors. The name of each such candidate for director must be placed in nomination at the Annual Meeting by a shareholder present in person. The nominee must also be present in person at the meeting. A vote for a person who has not been duly nominated pursuant to these requirements is void.

The Nominating and Corporate Governance Committee’s process for recommending board candidates begins with a preliminary assessment of each candidate based on his or her resume and biographical information. This information is evaluated against the criteria stated above and the Company’s needs at the time. After preliminary assessments, the candidates who appear best suited to fill vacancies may be invited to participate in a series of interviews, although incumbent directors will generally not be required to interview again. On the basis of information learned during this process, the Nominating and Corporate Governance Committee will determine which nominees to recommend to the Board. The Committee does not currently use the services of any third-party search firm to assist it in identifying or evaluating candidates.

SHAREHOLDER COMMUNICATIONS WITH BOARD OF DIRECTORS

The Board provides a process for shareholders to send communications to the Board or any of the Directors. Shareholders may send written communications to the Board or any the Directors c/o Kirby Tyndall, Secretary, Bank of Granite Corporation, P.O. Box 128, Granite Falls, North Carolina, 28630. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual Directors on a periodic basis.

ETHICS POLICY

The Company has adopted a written Ethics Policy that applies to all directors, officers and employees, including the Company’s chief executive officer and chief financial officer. The Ethics Policy was filed as Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. Copies are available, free of charge, upon written request to Kirby Tyndall, Secretary, Bank of Granite Corporation, P.O. Box 128, Granite Falls, North Carolina, 28630.

OTHER BUSINESS

Management of the Company knows of no other business to be presented to the meeting. If other matters should properly come before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying Proxy in accordance with the judgment of the person or persons voting the same.

All shareholders are invited to attend the Annual Meeting of Shareholders on April 26, 2004 at 10:30 a.m., at the Piedmont Conference Center, adjacent to the Holiday Inn - Select, 1385 Lenoir Rhyne Boulevard, S.E. (at Interstate 40, Exit #125), Hickory, North Carolina. At the meeting you may vote your shares in person. Even if you plan to attend, however, please sign and return your Proxy promptly. A Proxy may be revoked at any time before it is voted, and the giving of a Proxy will not affect the right of a shareholder to attend the meeting and vote in person.

By Order of the Board of Directors
Bank of Granite Corporation

/s/ Kirby A. Tyndall
Granite Falls, North Carolina	KIRBY A. TYNDALL
March 19, 2004	Secretary

APPENDIX A

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
OF THE BOARD OF DIRECTORS

CHARTER

I. Purpose

The primary purpose of the Nominating and Corporate Governance Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Bank of Granite Corporation (the “Corporation”) in: (i) identifying qualified individuals to become Board members, (ii) determining the composition of the Board and its committees, (iii) monitoring a process to assess the effectiveness of the Board and Board committees and (iv) developing and implementing the Corporation’s corporate governance guidelines.

II. Composition

The Committee shall be comprised of three or more directors appointed by the Board, each of whom should under normal circumstances be independent within the meaning of applicable SEC regulations, Nasdaq rules and such other criteria as the Board may establish. The Board shall appoint a Chair of the Committee.

III. Meetings

The Committee shall meet at least twice annually, or more frequently as necessary. The Committee may, in its discretion, ask members of management or others to attend any of its meetings or to provide information or advice as needed.

IV. Activities

To fulfill its purpose and responsibilities, the Committee shall:

Board Membership

(1)	Make recommendations to the Board regarding the size and composition of the Board and the criteria for the selection of candidates for membership on the Board.

(2)	Oversee the search for individuals qualified to become members of the Board, including by evaluating persons suggested by shareholders or others, and supervise appropriate inquiries into the backgrounds and qualifications of possible candidates.

(3)	Recommend to the Board director nominees to be presented for shareholder approval at each annual meeting of shareholders and to fill any vacancies between annual meetings.

Board Committees

(4)	Monitor and make recommendations to the Board with respect to the functions of the Board and the various committees of the Board.

Management Succession

(5)	Review management succession plans with the Chief Executive Officer.

Corporate Governance

(6)	Develop and recommend to the Board for its approval an annual self-evaluation process for the Board and each of its committees.

(7)	Develop and recommend to the Board for its approval the by-laws and a set of corporate governance guidelines, review those by-laws and guidelines at least annually and recommend changes to the Board as appropriate.

(8)	Develop and recommend to the Board for its approval a set of minimum standards and qualifications for director nominees.

(9)	Periodically review the frequency, structure and content of Board meetings and recommend changes to the Board as appropriate.

(10)	Periodically review director fees and other compensation and advise the Compensation Committee on these matters.

(11)	Consider any other matters of corporate governance raised by the Committee, the Board or management.

V. PROCESSES

After each Committee meeting, the Committee shall report its actions and recommendations to the Board.

The Committee shall conduct and present to the Board an annual review of its performance. In addition, the Committee shall review this Charter at least annually and recommend any proposed revisions to the Board for its approval.

The Committee shall have the authority to delegate any of its responsibilities to subcommittees. The Committee shall also have the authority to engage a search firm to assist in identifying director candidates and to engage outside counsel and other advisors, in each case as it deems appropriate in its sole discretion, and to set the terms (including fees) of all such engagements. The Corporation shall provide for appropriate funding, as determined by the Committee, for paying fees to outside advisors engaged by the Committee.

Approved by the Board of Directors: March 8, 2004

APPENDIX B

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
AMENDED AND RESTATED CHARTER

I. Purpose

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Bank of Granite Corporation (the “Corporation”) assists the Board in fulfilling its responsibility for oversight of: (i) the quality and integrity of the Corporation’s accounting and financial reporting processes; (ii) the audits of the Corporation’s financial statements and (iii) the Corporation’s systems of internal controls regarding finance and accounting.

Although the Committee has the responsibilities and authority set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants.

The independent accountants are ultimately accountable to the Board and to the Committee, which has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants. The Committee has direct responsibility for the compensation and oversight of the work of the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountants shall report directly to the Committee.

The Corporation shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent accountants for all audit and other services approved by the Committee or pursuant to its policies and to discharge any of the Committee’s powers or responsibilities.

II. Composition

The membership of the Committee shall consist of at least three directors appointed by the Board, upon the recommendation of the Nominating and Corporate Governance Committee, each of whom shall be independent within the meaning of applicable SEC regulations, Nasdaq rules and such other criteria as the Board may establish. Committee members must be able to read and understand fundamental financial statements and must not have participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation during the last three years. At least one member of the Committee must be an “audit committee financial expert” within the meaning of applicable SEC regulations, Nasdaq rules and such other criteria as the Board may establish.

Unless the Board appoints a Chair of the Committee, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. Meetings

The Committee shall meet at least four times annually, or more frequently as required in order to fulfill its responsibilities. The Committee may, in its discretion, ask members of management or others to attend any of its meetings or to provide information or advice as needed. The Committee is expected to maintain free and open communication with the independent accountants, the internal auditors and the management of the Corporation and should meet with these parties periodically in separate executive sessions in order to discuss any matters that the Committee or any of these groups believes should be discussed privately. The Committee shall report regularly to the Board with respect to its activities and shall make recommendations to the Board, as appropriate.

IV. Responsibilities

The Committee’s primary responsibilities include:

Review of Documents and Reports; Audit Committee Report

1.	Review this Charter at least annually and recommend revisions to the Board.

2.	Review the Corporation’s annual financial statements and any accompanying certification, report, opinion, or review by the independent accountants.

3.	Review the Corporation’s quarterly financial statements, prior to release, with management and the independent accountants. The Chairman of the Committee may represent the entire Committee for this purpose.

4.	As necessary to carry out its other responsibilities, retain special legal, accounting or other consultants to advise the Committee, and otherwise to seek information or advice in any manner it deems appropriate.

5.	Inquire of management, the internal auditors and the independent accountants about significant risks or exposures and assess the steps that management has taken to minimize such risks to the Corporation.

6.	Provide a report or any other disclosures required of the Committee to be included in each proxy statement of the Company. Such report shall include the name of each Committee member, shall comply with the required disclosures of the SEC, and shall:

a.	state whether the Committee has reviewed and discussed the audited financial statements with management;

b.	represent that the Committee has discussed the conduct of the audit with the independent accountants;

c.	represent that the Committee has received the written disclosures and the letter from the independent accountants required by Standard No. 1 of the Independence Standards Board;

d.	state whether, based on a review of the audited financial statements and discussions with the independent accountants, the Committee recommended that the financial statements be included in the annual report for filing with the Securities and Exchange Commission; and

e.	include any other disclosures deemed necessary or advisable by the Committee.

Internal Auditors

7.	In connection with the independent accountants and the internal auditors, provide guidance regarding the internal audit function of the Corporation, including review of the organization of such activity.

8.	Consider and review with management and the internal auditors:

a.	significant findings during the year and management’s responses thereto;

b.	any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information;

c.	any changes required in the planned scope of their audit plan; and

d.	the internal audit department budget and staffing.

Independent Accountants

9.	Select, retain, and, when appropriate, terminate, the independent accountants, considering independence and effectiveness, and approve the scope of the proposed audit for each fiscal year and the fees and other compensation to be paid to the independent accountants for the audit.

10.	Obtain a formal written statement from the independent accountants, which lists all relationships between the independent accountants and the Corporation, and review and periodically discuss with the accountants all significant relationships the accountants have with the Corporation and others that may affect the accountants’ independence.

11.	Review the performance of the independent accountants, and report to the Board about any proposed change with respect to the independent accountants if and when circumstances warrant.

12.	Periodically consult with the independent accountants out of the presence of management about the Corporation’s internal controls and financial statements.

13.	Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent accountants, subject to such exceptions for non-audit services as permitted by applicable laws and regulations. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee as its next scheduled meeting.

14.	At least annually, evaluate the qualifications, performance and independence of the independent accountants, including considering whether the provision of permitted non-audit services is compatible with maintaining the accountants’ independence, and taking into account the opinions of management and the internal auditors.

Financial Reporting Processes

15.	In consultation with the independent accountants, review the integrity and adequacy of the Corporation’s financial reporting processes, both internal and external.

16.	Discuss with the independent accountants their judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

17.	Review and discuss quarterly reports from the independent accountants on: (a) all critical accounting policies and practices to be used; (b) alternative treatments of financial information within generally accepted accounting principles that have been discussed with the management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants; and (c) other material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences.

18.	Consider and review with the independent accountants any significant findings and recommendations of those accountants, together with management’s responses thereto.

19.	Consider, and approve if appropriate, any major changes to the Corporation’s auditing and accounting principles and practices suggested by the independent accountants or management.

Process Improvement

20.	Facilitate the reporting to the Committee by both management and the independent accountants of any significant judgments made in management’s preparation of the financial statements and the view of both management and the accountants as to appropriateness of such judgments.

21.	After completion of the annual audit, review separately with both management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

22.	Review and resolve any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

23.	Review with the independent accountants and management the extent to which any changes or improvements in financial or accounting practices that have been approved by the Committee have been implemented.

Miscellaneous

24.	Establish and periodically review the adequacy of procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

25.	Report Committee activities to the Board of Directors and make such recommendations to the Board of Directors as the Committee deems appropriate.

26.	Receive reports regarding, and review, any “related party transactions,” as defined by applicable Nasdaq rules and determine whether to ratify or approve such transactions.

27.	Approve any report to be included in the Corporation’s annual report or proxy statement that describes the Committee’s composition and responsibilities and how they were discharged.

28.	Conduct and present to the Board an annual evaluation of the Committee’s performance.

29.	Perform any other activities consistent with this Charter, the Corporation’s bylaws and governing law that the Committee or the Board may deem necessary or appropriate.

Approved by the Audit Committee: February 9, 2004
Approved by the Board of Directors: March 8, 2004

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE	***** SAMPLE BALLOT ***** REVOCABLE PROXY BANK OF GRANITE CORPORATION

					with-	For all
				For	hold	Except
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.		1.	ELECTION OF DIRECTORS	[_]	[_]	[_]
John N Bray
Paul M. Fleetwood, III
The undersigned hereby appoints John A. Forlines, Jr., John N. Bray, and Barbara F. Freiman, or each of them, as Proxies, each with the power to appoint his or her substitute and hereby authorizes each of them to represent and to vote as designated below all the shares of Common Stock held on record by the undersigned on March 8, 2004, at the Annual Meeting of Shareholders to be held on April 26, 2004, or any adjournment thereof.
John A. Forlines, Jr.
Barbara F. Freiman
Hugh R. Gaither
James Y. Preston
Charles M. Snipes
Boyd C. Wilson, Jr., CPA
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

				For	Against	Abstain
		2.	THE RATIFICATION OF	[_]	[_]	[_]
THE ACCOUNTING FIRM DELOITTE & TOUCHE LLP as the Corporation’s Independent Certified Public Accountants for the year ending December 31, 2004.

		3.	In their discretion, the Proxies are authorized to vote upon other such business as may properly come before the meeting.

Please be sure to sign and date this Proxy in the spaces below.	Date	SHARES OF COMMON STOCK OF THE CORPORATION WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SHARES WILL BE VOTED FOR PROPOSAL 1 TO ELECT THE BOARD OF DIRECTORS’ NOMINEES TO THE BOARD OF DIRECTORS, FOR PROPOSAL 2 TO RATIFY THE ACCOUNTING FIRM OF DELOITTE & TOUCHE, LLP AS THE CORPORATION’S AUDITORS, AND OTHERWISE AT THE DISCRETION OF THE PROXIES.

Shareholder sign above	Co-holder (if any)
sign above

^^^Detach above card, sign, date and mail in postage paid envelope provided.^^^
BANK OF GRANITE CORPORATION

The above signed hereby acknowledges receipt of the Notice of Annual Meeting of the Shareholders of the Corporation called for April 26, 2004, a Proxy Statement for the Annual Meeting, the Annual Report on Form 10-K and the 2003 Annual Report to Shareholders.

Please sign EXACTLY as your name(s) appear(s) on this proxy card. When shares are held jointly, each holder should sign. When signing in a representative capacity, please give title.

YOUR VOTE IS IMPORTANT TO US!
PLEASE ACT PROMPTLY
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